EXHIBIT 99

                     Up to 5,000,000 Shares
                  Fenton Graham Marketing, Inc.

                     Subscription Agreement

To________________


Please issue shares of your common stock in the amounts and name(s) shown below. My signature acknowledges that I have read the Prospectus dated _______________, 2002, and am aware of the risk factors contained therein.

All proceeds will be immediately disbursed to the Company for the uses set forth in the Use of Proceeds section of the Prospectus.


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(Signature)                                       (Date)


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(Signature)                                       (Date)


Enclosed is payment for __________ shares at $_____ per share;
Total: $___________

      Make checks payable to: Fenton Graham Marketing, Inc.



Register the shares in the following name(s) and amount(s):
(Please Print)

Name(s):___________________________________________________________

Number of share(s): _______________

As (check one):

     [ ] Individual    [ ] Joint Tenancy      [ ] Husband & Wife as
                                                  community property

     [ ] Tenants in Common      [ ] Corporation      [ ] Trust

     [ ] Other:____________________________________________________


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For the person(s) who will be registered shareowners:

Mailing Address:___________________________________________________

City, State, Zip:__________________________________________________

Telephone:_________________________________________________________

Facsimile:_________________________________________________________

Enter the taxpayer identification number. For most individual taxpayers, it is their Social Security Number. Note: if the purchase is in more than one name, the number should be that of the first person listed. For IRAs , Keoghs, and qualified plans, enter both the Social Security Number and the Taxpayer Identification Number for the plan.

Social Security Number:____________________________________________

Taxpayer ID Number (if applicable):________________________________


   Please attach any instructions for mailing the certificates or shareowner communications other than to the registered shareowner at this address.




No Subscription Is Effective Until Acceptance.

Subscription Accepted by Fenton Graham Marketing, Inc.


By:_____________________________
      Ken Greble, President


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